Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Reports 2022 Fiscal Fourth Quarter and Year End Results

Q4 EPS Ahead of Guidance
Definitive Agreement to Acquire MarkLogic Expected to Drive Significant Growth

BURLINGTON, Mass, January 17, 2023 (GlobeNewswire) — Progress (NASDAQ: PRGS), the trusted provider of infrastructure software, today announced financial results for its fiscal fourth quarter and fiscal year ended November 30, 2022.

Fourth Quarter 2022 Highlights1:

•Revenue of $157.1 million increased 12% year-over-year on an actual currency basis and 16% year-over-year on a constant currency basis.
•Non-GAAP revenue of $159.2 million increased 11% year-over-year on an actual currency basis and 15% year-over-year on a constant currency basis.
•Annualized Recurring Revenue (“ARR”) of $497 million increased 3.5% year-over-year on a constant currency basis.
•Operating margin was 19% and Non-GAAP operating margin was 39%.
•Diluted earnings per share was $0.54 compared to $0.33 in the same quarter last year, an increase of 64%.
•Non-GAAP diluted earnings per share was $1.12 compared to $0.92 in the same quarter last year, an increase of 22%.

“The fourth quarter of Fiscal 2022 was the capstone of an outstanding and eventful year for Progress. Our business remained strong in a worsening global environment with steady demand across virtually all of our markets and product lines, and our teams continued to execute well and deliver results ahead of plan.” said Yogesh Gupta, CEO at Progress. “During the year, we successfully completed the integration of Kemp, held our first in-person customer and sales event in over two years, consistently beat consensus estimates and guidance, and we got 2023 off to a great start by signing a definitive agreement to acquire MarkLogic, which we expect will scale Progress to well above $700M in annualized sales. I’m extremely pleased with our fourth-quarter and Fiscal 2022 results, and I look forward to another great year ahead.”

Additional financial highlights included(1):

	Three Months Ended
	GAAP			Non-GAAP[1]
(In thousands, except percentages and per share amounts)	November 30, 2022	November 30, 2021	% Change	November 30, 2022	November 30, 2021	% Change
Revenue	$157,127	$140,128	12%	$159,174	$143,725	11%
Income from operations	$30,443	$20,358	50%	$61,983	$51,627	20%
Operating margin	19%	15%	400 bps	39%	36%	300 bps
Net income	$23,708	$14,926	59%	$49,238	$41,292	19%
Diluted earnings per share	$0.54	$0.33	64%	$1.12	$0.92	22%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$40,137	$43,928	(9)%	$37,462	$42,447	(12)%

Other fiscal fourth quarter 2022 metrics and recent results included:

•Cash and cash equivalents were $251.8 million at the end of the quarter.
•Days sales outstanding was 62 days compared to 60 days in the fiscal fourth quarter of 2021, and 48 days in the fiscal third quarter of 2022.
1 See Important Information Regarding Non-GAAP Financial Information and a reconciliation of Non-GAAP adjustments to Progress' GAAP financial results at the end of this press release.

•On January 10, 2023, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock that will be paid on March 15, 2023 to shareholders of record as of the close of business on March 1, 2023, and increased our share repurchase authorization by $150 million to $228 million.

“Q4 results were strong across virtually every metric and we’re very pleased to deliver such a strong close to our fiscal 2022” said Anthony Folger, CFO at Progress. “Our fiscal 2022 performance coupled with the announcement of our entry into a definitive agreement to acquire MarkLogic position us very well to deliver strong financial results in 2023 and beyond.”

Full Year Results

	Fiscal Year Ended
	GAAP			Non-GAAP[1]
(In thousands, except percentages and per share amounts)	November 30, 2022	November 30, 2021	% Change	November 30, 2022	November 30, 2021	% Change
Revenue	$602,013	$531,313	13%	$610,618	$557,304	10%
Income from operations	$132,131	$116,102	14%	$242,088	$229,159	6%
Operating margin	22%	22%	—	40%	41%	(100) bps
Net income	$95,069	$78,420	21%	$182,774	$172,886	6%
Diluted earnings per share	$2.15	$1.76	22%	$4.13	$3.87	7%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$192,160	$178,530	8%	$189,418	$179,395	6%

2023 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2023 and the fiscal first quarter ending February 28, 2023, together with actual results for the same periods in the fiscal year ending November 30, 2022:

	FY 2023 Guidance		FY 2022 Actual
(In millions, except percentages and per share amounts)	FY 2023 GAAP	FY 2023 Non-GAAP[1]	FY 2022 GAAP	FY 2022 Non-GAAP[1]
Revenue	$671 - $681	$675 - $685	$602	$611
Diluted earnings per share	$1.38 - $1.46	$4.09 - $4.17	$2.15	$4.13
Operating margin	16%	38%	22%	40%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$173 - $183	$175 - $185	$192	$189
Effective tax rate	20% - 21%	20% - 21%	19%	20%

	Q1 2023 Guidance		Q1 2022 Actual
(In millions, except per share amounts)	Q1 2023 GAAP	Q1 2023 Non-GAAP	Q1 2022 GAAP	Q1 2022 Non-GAAP
Revenue	$156 - $160	$157 - $161	$145	$148
Diluted earnings per share	$0.35 - $0.39	$1.04 - $1.08	$0.46	$0.97

Based on current exchange rates, the expected negative currency translation impact on Progress' fiscal year 2023 business outlook compared to 2022 exchange rates is approximately $1.2 million on GAAP and non-GAAP revenue. The expected positive currency translation impact on GAAP and non-GAAP diluted earnings per share for fiscal year 2023 is approximately $0.01. The expected negative currency translation impact on Progress' fiscal Q1 2023 business outlook compared to 2022 exchange rates on GAAP and non-GAAP revenue is approximately $2.5 million. The expected currency translation impact on GAAP and non-GAAP diluted earnings per share for fiscal Q1 2023 is not expected to be material from an accounting perspective. To the extent that there are changes in exchange rates versus the current environment and/or our expectations, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal fourth quarter of 2022 at 5:00 p.m. ET on Tuesday, January 17, 2023. Participants must register for the conference call here: https://register.vevent.com/register/BIb02605ad0a6e40b4bedaeaabeb97147f. The webcast can be accessed at: https://edge.media-server.com/mmc/p/68hjkiqj. The conference call will include comments followed by questions and answers. Attendees must register for the webcast and an archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Important Information Regarding Non-GAAP Financial Information

Progress furnishes certain non-GAAP supplemental information to our financial results. We use such non-GAAP financial measures to evaluate our period-over-period operating performance because our management team believes that by excluding the effects of certain GAAP-related items that in their opinion do not reflect the ordinary earnings of our operations, such information helps to illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as greater understanding of the results from the primary operations of our business. Management also uses such non-GAAP financial measures to establish budgets and operational goals, evaluate performance, and allocate resources. In addition, the compensation of our executives and non-executive employees is based in part on the performance of our business as evaluated by such non-GAAP financial measures. We believe these non-GAAP financial measures enhance investors’ overall understanding of our current financial performance and our prospects for the future by: (i) providing more transparency for certain financial measures, (ii) presenting disclosure that helps investors understand how we plan and measure the performance of our business, (iii) affords a view of our operating results that may be more easily compared to our peer companies, and (iv) enables investors to consider our operating results on both a GAAP and non-GAAP basis (including following the integration period of our prior and proposed acquisitions). However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information may have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables at the end of this press release and is available on the Progress website at www.progress.com within the investor relations section.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•Acquisition-related revenue - We include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue that would have been recognized prior to our adoption of Accounting Standards Update No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”) during the fourth quarter of fiscal year 2021. The acquisition-related revenue in our results relates to Chef Software, Inc. and Ipswitch, Inc., which we acquired on October 5, 2020 and April 30, 2019, respectively. Since GAAP accounting required the elimination of this revenue prior to the adoption of ASU 2021-08, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Upon our adoption of ASU 2021-08, this adjustment is no longer applicable to subsequent acquisitions. The remaining adjustment is related to our acquisition of Chef and is expected to continue through the end of fiscal year 2023.
•Amortization of acquired intangibles - We exclude amortization of acquired intangibles because we believe that those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.
•Stock-based compensation - We exclude stock-based compensation to be consistent with the way management and, in our view, the overall financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans.
•Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because, in management's view, those expenses distort trends and are not part of our core operating results.
•Acquisition-related expenses - We exclude acquisition-related expenses in order to provide a more meaningful comparison of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
•Amortization of the discount on our convertible senior notes - In April 2021, in a private offering, we issued 1.0% Convertible Senior Notes with an aggregate principal amount of $360 million, including the over-allotment, due April 15, 2026, unless earlier repurchased, redeemed or converted (the “Notes”). We exclude the portion of amortization of debt discount that relates to the equity component of the Notes as they are non-cash and have no direct correlation to the operations of our business. Upon adoption of ASU 2020-06 on December 1, 2021, the Company reversed the separation of the debt and equity components and accounted for the Notes wholly as debt.
•Cyber incident - We exclude certain expenses resulting from the detection of irregular activity on certain portions of our corporate network, as more thoroughly described in the Form 8-K that we filed on December 19, 2022. Expenses include costs to investigate and remediate the cyber incident, as well as legal and other professional services related thereto. We expect to incur legal and other professional services expenses associated with this incident in future periods. The cyber incident is expected to result in operating expenses that would not have otherwise been incurred in the normal course of business operations. We believe that excluding these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Gain on sale of assets held for sale - We exclude the gain associated with the sale of our Bedford, Massachusetts headquarters during fiscal year 2022. We don’t believe such gains are part of our core operating results because they are inconsistent in amount and frequency and therefore may distort operating trends.
•Income tax adjustment - We adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.
•Constant Currency - Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. As exchange rates are an important factor in understanding period-to-period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
•Annual Recurring Revenue (“ARR”) - We provide an ARR performance metric to help investors better understand and assess the performance of our business because our mix of revenue generated from recurring sources has increased in recent years. ARR represents the annualized contract value for all active and contractually binding term-based contracts at the end of a reporting period. ARR includes maintenance, software upgrade rights, public cloud and on-premises subscription-based transactions and managed services. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with, or to replace, either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment, plus restructuring payments.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook, Total Growth Strategy, and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation: (i) economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price; (ii) our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses; (iii) we may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts; (iv) if the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure; (v) the timing of, or our ability to close, the proposed MarkLogic acquisition or the results expected therefrom; and (vi) risks related to the potential disruption of management’s attention due to the pending acquisition of MarkLogic. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2021 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2022, and August 31, 2022. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Dedicated to propelling business forward in a technology-driven world, Progress (Nasdaq: PRGS) helps businesses drive faster cycles of innovation, fuel momentum and accelerate their path to success. As the trusted provider of the best products to develop, deploy and manage high-impact applications, Progress enables customers to develop the applications and experiences they need, deploy where and how they want and manage it all safely and securely. Hundreds of thousands of enterprises, including 1,700 software companies and 3.5 million developers, depend on Progress to achieve their goals—with confidence. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Fiscal Year Ended
(In thousands, except per share data)	November 30, 2022	November 30, 2021	% Change	November 30, 2022	November 30, 2021	% Change
Revenue:
Software licenses	$53,154	$41,236	29%	$188,336	$156,590	20%
Maintenance and services	103,973	98,892	5%	413,677	374,723	10%
Total revenue	157,127	140,128	12%	602,013	531,313	13%
Costs of revenue:
Cost of software licenses	2,574	1,508	71%	10,243	5,271	94%
Cost of maintenance and services	15,470	15,355	1%	62,177	58,242	7%
Amortization of acquired intangibles	5,487	4,217	30%	22,076	14,936	48%
Total costs of revenue	23,531	21,080	12%	94,496	78,449	20%
Gross profit	133,596	119,048	12%	507,517	452,864	12%
Operating expenses:
Sales and marketing	39,992	37,422	7%	140,760	125,890	12%
Product development	28,602	26,759	7%	114,568	103,338	11%
General and administrative	21,537	18,793	15%	77,876	65,128	20%
Amortization of acquired intangibles	11,538	9,160	26%	46,868	31,996	46%
Restructuring expenses	95	5,175	(98)%	879	6,308	(86)%
Acquisition-related expenses	787	1,381	(43)%	4,603	4,102	12%
Cyber incident	602	—	*	602	—	*
Gain on sale of assets held for sale	—	—	*	(10,770)	—	*
Total operating expenses	103,153	98,690	5%	375,386	336,762	11%
Income from operations	30,443	20,358	50%	132,131	116,102	14%
Other expense, net	(3,667)	(6,159)	40%	(14,876)	(20,568)	28%
Income before income taxes	26,776	14,199	89%	117,255	95,534	23%
Provision (benefit) for income taxes	3,068	(727)	(522)%	22,186	17,114	30%
Net income	$23,708	$14,926	59%	$95,069	$78,420	21%

Earnings per share:
Basic	$0.55	$0.34	62%	$2.19	$1.79	22%
Diluted	$0.54	$0.33	64%	$2.15	$1.76	22%
Weighted average shares outstanding:
Basic	43,134	43,974	(2)%	43,475	43,916	(1)%
Diluted	44,091	44,853	(2)%	44,247	44,620	(1)%

Cash dividends declared per common share	$0.175	$0.175	—%	$0.700	$0.700	—%
*not meaningful

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:

Cost of revenue	$559	$327	71%	$1,969	$1,561	26%
Sales and marketing	1,461	1,376	6%	4,884	6,055	(19)%
Product development	2,778	1,925	44%	10,326	8,104	27%
General and administrative	6,186	4,111	50%	19,915	14,004	42%
Total	$10,984	$7,739	42%	$37,094	$29,724	25%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	November 30, 2022	November 30, 2021
Assets
Current assets:
Cash, cash equivalents and short-term investments	$251,762	$157,373
Accounts receivable, net	97,834	99,815
Unbilled receivables and contract assets, net	29,158	25,816
Other current assets	42,783	39,549
Assets held for sale	—	15,255
Total current assets	421,537	337,808
Property and equipment, net	14,927	14,345
Goodwill and intangible assets, net	888,392	958,337
Right-of-use lease assets	17,574	25,253
Long-term unbilled receivables and contract assets, net	39,936	17,464
Other assets	24,597	10,330
Total assets	$1,406,963	$1,363,537
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$76,629	$84,215
Current portion of long-term debt, net	6,234	25,767
Short-term operating lease liabilities	7,471	7,926
Short-term deferred revenue, net	227,670	205,021
Total current liabilities	318,004	322,929
Long-term debt, net	259,220	239,992
Long-term operating lease liabilities	15,041	23,130
Long-term deferred revenue, net	54,770	47,359
Convertible senior notes, net	352,625	294,535
Other long-term liabilities	13,315	23,103
Shareholders' equity:
Common stock and additional paid-in capital	332,083	354,676
Retained earnings	61,905	57,813
Total shareholders' equity	393,988	412,489
Total liabilities and shareholders' equity	$1,406,963	$1,363,537

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(In thousands)	November 30, 2022	November 30, 2021	November 30, 2022	November 30, 2021
Cash flows from operating activities:
Net income	$23,708	$14,926	$95,069	$78,420
Depreciation and amortization	19,022	18,105	76,844	61,179
Gain on sale of assets held for sale	—	—	(10,770)	—
Stock-based compensation	10,984	7,739	37,094	29,724
Other non-cash adjustments	(5,390)	5,631	953	9,763
Changes in operating assets and liabilities	(8,187)	(2,473)	(7,030)	(556)
Net cash flows from operating activities	40,137	43,928	192,160	178,530
Capital expenditures	(3,004)	(1,913)	(6,090)	(4,654)
Issuances of common stock, net of repurchases	4,264	5,786	(60,876)	(19,967)
Dividend payments to shareholders	(7,712)	(8,189)	(31,063)	(31,561)
Payments for acquisitions, net of cash acquired	—	(253,961)	—	(253,961)
Proceeds from the issuance of debt, net of payment of issuance costs	(304)	—	5,213	—
Payments of principal on long-term debt	(1,719)	(5,644)	(6,873)	(117,313)
Proceeds from issuance of Notes, net of issuance costs	—	—	—	349,196
Purchase of capped calls	—	—	—	(43,056)
Other	(4,764)	(6,311)	1,918	(5,836)
Net change in cash, cash equivalents and short-term investments	26,898	(226,304)	94,389	51,378
Cash, cash equivalents and short-term investments, beginning of period	224,864	383,677	157,373	105,995
Cash, cash equivalents and short-term investments, end of period	$251,762	$157,373	$251,762	$157,373

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FOURTH QUARTER1
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	November 30, 2022		November 30, 2021		Non-GAAP
Adjusted revenue:
GAAP revenue	$157,127		$140,128
Acquisition-related revenue	2,047		3,597
Non-GAAP revenue	$159,174	100%	$143,725	100%	11%

Adjusted income from operations:
GAAP income from operations	$30,443	19%	$20,358	15%
Amortization of acquired intangibles	17,025	11%	13,377	9%
Stock-based compensation	10,984	7%	7,739	5%
Restructuring expenses	95	—%	5,175	4%
Acquisition-related revenue and expenses	2,834	2%	4,978	3%
Cyber incident	602	—%	—	—%
Non-GAAP income from operations	$61,983	39%	$51,627	36%	20%

Adjusted net income:
GAAP net income	$23,708	15%	$14,926	11%
Amortization of acquired intangibles	17,025	11%	13,377	9%
Stock-based compensation	10,984	7%	7,739	5%
Restructuring expenses	95	—%	5,175	4%
Acquisition-related revenue and expenses	2,834	2%	4,978	3%
Amortization of discount on Notes	—	—%	2,861	2%
Cyber incident	602	—%	—	—%
Provision for income taxes	(6,010)	(4)%	(7,764)	(5)%
Non-GAAP net income	$49,238	31%	$41,292	29%	19%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.54		$0.33
Amortization of acquired intangibles	0.39		0.30
Stock-based compensation	0.26		0.17
Restructuring expenses	—		0.12
Acquisition-related revenue and expenses	0.06		0.11
Amortization for discount on Notes	—		0.06
Cyber incident	0.01		—
Provision for income taxes	(0.14)		(0.17)
Non-GAAP diluted earnings per share	$1.12		$0.92		22%

Non-GAAP weighted avg shares outstanding - diluted	44,091		44,853		(2)%

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FISCAL YEAR1
(Unaudited)

	Fiscal Year Ended				% Change
(In thousands, except per share data)	November 30, 2022		November 30, 2021		Non-GAAP
Adjusted revenue:
GAAP revenue	$602,013		$531,313
Acquisition-related revenue	8,605		25,991
Non-GAAP revenue	$610,618	100%	$557,304	100%	10%

Adjusted income from operations:
GAAP income from operations	$132,131	22%	$116,102	22%
Amortization of acquired intangibles	68,944	11%	46,932	8%
Stock-based compensation	37,094	7%	29,724	5%
Restructuring expenses	879	—%	6,308	1%
Acquisition-related revenue and expenses	13,208	2%	30,093	5%
Cyber incident	602	—%	—	—%
Gain on sale of assets held for sale	(10,770)	(2)%	—	—%
Non-GAAP income from operations	$242,088	40%	$229,159	41%	6%

Adjusted net income:
GAAP net income	$95,069	16%	$78,420	15%
Amortization of acquired intangibles	68,944	11%	46,932	8%
Stock-based compensation	37,094	7%	29,724	6%
Restructuring expenses	879	—%	6,308	1%
Acquisition-related revenue and expenses	13,208	2%	30,093	5%
Gain on sale of assets held for sale	(10,770)	(2)%	—	—%
Amortization of discount on Notes	—	—%	7,209	1%
Cyber incident	602	—%	—	—%
Provision for income taxes	(22,252)	(4)%	(25,800)	(5)%
Non-GAAP net income	$182,774	30%	$172,886	31%	6%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$2.15		$1.76
Amortization of acquired intangibles	1.56		1.05
Stock-based compensation	0.83		0.67
Restructuring expenses	0.02		0.14
Acquisition-related revenue and expenses	0.30		0.67
Gain on sale of assets held for sale	(0.24)		—
Amortization of discount on Notes	—		0.16
Cyber incident	0.01		—
Provision for income taxes	(0.50)		(0.58)
Non-GAAP diluted earnings per share	$4.13		$3.87		7%

Non-GAAP weighted avg shares outstanding - diluted	44,247		44,620		(1)%

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Quarter to Date Adjusted Free Cash Flow

(In thousands)	Q4 2022	Q4 2021	% Change
Cash flows from operations	$40,137	$43,928	(9)%
Purchases of property and equipment	(3,004)	(1,913)	57%
Free cash flow	37,133	42,015	(12)%
Add back: restructuring payments	329	432	(24)%
Adjusted free cash flow	$37,462	$42,447	(12)%

Year to Date Adjusted Free Cash Flow

(In thousands)	FY 2022	FY 2021	% Change
Cash flows from operations	$192,160	$178,530	8%
Purchases of property and equipment	(6,090)	(4,654)	31%
Free cash flow	186,070	173,876	7%
Add back: restructuring payments	3,348	5,519	(39)%
Adjusted free cash flow	$189,418	$179,395	6%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2023 GUIDANCE1
(Unaudited)

Fiscal Year 2023 Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2022	November 30, 2023
(In millions)		Low	% Change	High	% Change
GAAP revenue	$602.0	$671.3	12%	$681.3	13%
Acquisition-related adjustments - revenue	8.6	3.7	(57)%	3.7	(57)%
Non-GAAP revenue	$610.6	$675.0	11%	$685.0	12%

Fiscal Year 2023 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2023
(In millions)	Low	High
GAAP income from operations	$106.4	$110.9
GAAP operating margin	16%	16%
Acquisition-related revenue	3.7	3.7
Restructuring expense	6.6	6.6
Stock-based compensation	38.9	38.9
Acquisition-related expenses	4.5	4.5
Amortization of intangibles	96.7	96.7
Cyber incident	1.3	1.3
Total adjustments	151.7	151.7
Non-GAAP income from operations	$258.1	$262.6
Non-GAAP operating margin	38%	38%

Fiscal Year 2023 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2023
(In millions, except per share data)	Low	High
GAAP net income	$61.1	$64.6
Adjustments (from previous table)	151.7	151.7
Income tax adjustment(2)	(31.1)	(31.1)
Non-GAAP net income	$181.7	$185.2

GAAP diluted earnings per share	$1.38	$1.46
Non-GAAP diluted earnings per share	$4.09	$4.17

Diluted weighted average shares outstanding	44.4	44.4

[2] Tax adjustment is based on a non-GAAP effective tax rate of approximately 20% for Low and 21% for High, calculated as follows:
Non-GAAP income from operations	$258.1	$262.6
Other (expense) income	(29.6)	(29.6)
Non-GAAP income from continuing operations before income taxes	228.5	233.0
Non-GAAP net income	181.7	185.2
Tax provision	$46.8	$47.8
Non-GAAP tax rate	20%	21%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2023 GUIDANCE1
(Unaudited)

Fiscal Year 2023 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2023
(In millions)	Low	High
Cash flows from operations (GAAP)	$173	$183
Purchases of property and equipment	(5)	(5)
Add back: restructuring payments	7	7
Adjusted free cash flow (non-GAAP)	$175	$185

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2023 GUIDANCE1
(Unaudited)

Q1 2023 Revenue Guidance
	Three Months Ended	Three Months Ending
	February 28, 2022	February 28, 2023
(In millions)		Low	% Change	High	% Change
GAAP revenue	$144.9	$155.6	7%	$159.6	10%
Acquisition-related adjustments - revenue	2.6	1.4	(46)%	1.4	(46)%
Non-GAAP revenue	$147.5	$157.0	6%	$161.0	9%

Q1 2023 Non-GAAP Earnings per Share Guidance
	Three Months Ending February 28, 2023
	Low	High
GAAP diluted earnings per share	$0.35	$0.39
Acquisition-related revenue	0.03	0.03
Acquisition-related expense	0.05	0.05
Stock-based compensation	0.22	0.22
Amortization of intangibles	0.44	0.44
Restructuring expense	0.10	0.10
Cyber incident	0.03	0.03
Total adjustments	0.87	0.87
Income tax adjustment	(0.18)	(0.18)
Non-GAAP diluted earnings per share	$1.04	$1.08